Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus and “Custodian and Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated April 27, 2011 in the Registration Statement (Form N-1A) of the Nuveen Investments Funds, Inc. (formally First American Investment Funds, Inc.) filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 113 under the Securities Act of 1933 (Registration No. 033-16905).

/s/ Ernst & Young LLP

Minneapolis, Minnesota

June 24, 2011